SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     November 17, 2003

Parker-Hannifin Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6035 Parkland Blvd., Cleveland, Ohio	44124-4141

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     Parker-Hannifin Corporation (the “Company”) is filing herewith the following exhibits to its Registration Statement on Form S-3 (File No. 333-82806), which was declared effective as of February 25, 2002 (the “Registration Statement”):

1.	Amended and Restated U.S. Distribution Agreement, dated as of November 17, 2003, by and between the Company and Morgan Stanley & Co. Incorporated, Citigroup Global Markets, Inc., Goldman, Sachs & Co., ABN AMRO Inc., Banc of America Securities LLC and McDonald Investments Inc.;

2.	Opinion of Jones Day relating to the legality of certain notes;

3.	Computation of ratio of earnings to fixed charges as of September 30, 2003; and

4.	Consent of Jones Day.

Item 7. Exhibits.

     (c) Exhibits.

Exhibit
Number	Description

1.1	Amended and Restated U.S. Distribution Agreement, dated as of November 17, 2003, by and between the Company and Morgan Stanley & Co. Incorporated, Citigroup Global Markets, Inc., Goldman, Sachs & Co., ABN AMRO Inc., Banc of America Securities LLC and McDonald Investments Inc.
5.1	Opinion of Jones Day as to the legality of certain notes.
12.1	Computation of ratio of earnings to fixed charges as of September 30, 2003.
23.1	Consent of Jones Day (included as part of Exhibit 5.1)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker-Hannifin Corporation

By: /s/ Timothy K. Pistell Name: Timothy K. Pistell Title: Vice President - Finance and Administration and Chief Financial Officer

Date: November 17, 2003

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Amended and Restated U.S. Distribution Agreement, dated as of November 17, 2003, by and between the Company and Morgan Stanley & Co. Incorporated, Citigroup Global Markets, Inc., Goldman, Sachs & Co., ABN AMRO Inc., Banc of America Securities LLC and McDonald Investments Inc.
5.1	Opinion of Jones Day as to the legality of certain notes.
12.1	Computation of ratio of earnings to fixed charges as of September 30, 2003.
23.1	Consent of Jones Day (included as part of Exhibit 5.1)

4